DEERFIELD BEACH, FL -- (Marketwire) -- 03/26/12 -- Green Equity Holdings, Inc. (OTCQB: CXTO) (PINKSHEETS: CXTO) today announced that it has signed a Letter of Intent (LOI) to acquire Holdings Energy, Inc., a provider of retrofit lighting solutions. The definitive acquisition or merger agreement is anticipated to be signed in the next 30 days, with the closing of the all-stock transaction to occur shortly thereafter.

Holdings Energy, Inc. is a retrofit lighting solutions company that strives to utilize energy saving techniques through entire retrofit projects. Services are inclusive, beginning with the initial survey to acquiring, designing and installing the retrofit product. These lighting solutions products can provide buildings, municipalities, parking garages, hospitals and warehouses across the United States the opportunity to cut energy and maintenance costs, reduce maintenance time, and operate in a more environmentally-friendly manner.

The completion of the acquisition will be subject to certain conditions to closing, including, but not limited to, the negotiation and execution of a definitive acquisition or merger agreement and the approval by Green Equity, Inc.'s and Holdings Energy, Inc.'s respective board of directors.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding the proposed acquisition of Holdings Energy and the potential growth and advantages arising therefrom. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as the parties' ability to conclude a definitive acquisition or merger agreement and if concluded, the parties' ability to close the transaction, the companies' ability to accomplish its business initiatives, and other information that may be detailed from time to time in Green Equity's filings with the United States Securities and Exchange Commission. Green Equity Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Green Equity Holdings, Inc.
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Tel: 954-573-1709